Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BLACK HILLS CORPORATION Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. A proposal to amend the restated articles of incorporation of Black Hills (the “Black Hills Charter”) to increase the authorized shares from 100 million to 300 million; 3. A proposal to amend the Black Hills Charter to change the name of Black Hills; 4. A proposal to increase the authorized indebtedness of Black Hills from $8 billion to $20 billion; 5. An advisory vote on the merger-related compensation arrangements of Black Hills’ named executive officers; and 6. A proposal to approve any motion to adjourn the Black Hills special meeting, if necessary. The Board of Directors recommends you vote FOR the following proposals: 1. A proposal to approve the issuance of shares of common stock, par value $1.00 per share, of Black Hills, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 18, 2025, by and among Black Hills, Merger Sub and NorthWestern; VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BKH2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BLACK HILLS CORPORATION 7001 MOUNT RUSHMORE ROAD RAPID CITY, SOUTH DAKOTA 57702 V82579-S31226 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V82580-S31226 Continued and to be signed on reverse side BLACK HILLS CORPORATION SPECIAL MEETING OF SHAREHOLDERS 10:00 A.M. Mountain Time on April 2, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Linden R. Evans, Marne M. Jones and Kimberly F. Nooney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BLACK HILLS CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 A.M. Mountain Time on April 2, 2026, virtually at www.virtualshareholdermeeting.com/BKH2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.